Exhibit 99

Form 4 Joint Filer Information

Name:	Pegasus Investors IV, L.P.
Address:	99 River Road Cos Cob, CT 06807
Date of Event Requiring Statement:	11/17/11

Name:	Pegasus Investors IV GP, L.L.C.
Address:	99 River Road Cos Cob, CT 06807
Date of Event Requiring Statement:	11/17/11